UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

UNITED WISCONSIN GRAIN PRODUCERS, LLC

(Exact name of small business issuer as specified in its charter)

Wisconsin	000-50733	39-2032455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

W1231 Tessmann Road Friesland, Wisconsin 53935-0247
(Address of principal executive offices)

(920) 348-5016
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 9, 2006, United Wisconsin Grain Producers, LLC (the “Company”) amended its Amended and Restated Construction and Revolving Loan Agreement dated February 17, 2005 with AgStar Financial Services, PCA (the “Credit Agreement”). The Second Amended and Restated Construction and Revolving Loan Agreement increased the revolving commitment amount to $9,000,000 and amends the revolving note to be payable in full on July 1, 2010. In addition, the Company has requested that $5,000,000.00 of the new term revolver be applied as a special principal payment against the Company’s existing term loan with a subsequent new principal balance of $18,898,888.95.

Item 9.01 Financial Statements and Exhibits

(a)          None.

(b)         None.

(c)          None.

(d)         Exhibits:

Exhibit No.	Description

99.1	Second Amended and Restated Construction and Revolving Loan Agreement and Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

March 15, 2006	/s/ J.F. Robertson
Date	J.F. Robertson, Chief Executive Officer